Exhibit 99.1
MEDTOX Scientific, Inc.
402 West County Road D
St. Paul, MN 55112
Contact: Paula Perry (877) 715-7236

MEDTOX SCIENTIFIC ANNOUNCES
STRONG THIRD QUARTER RESULTS

ST. PAUL, Minn., October 13, 2010 – MEDTOX Scientific, Inc. (Nasdaq:MTOX) today announced results for the third quarter ended September 30, 2010.  MEDTOX achieved record revenues and gross profit in the quarter.  Highlights from the quarter compared to the prior-year period include:

•	Total revenues increased 15.9% to $25.8 million

•	Gross profit increased 24.5% to $10.8 million

•	Operating income increased 75.9% to $1.8 million

•	Net income increased 51.5% to $1.1 million

•	Earnings per diluted share were $0.13 compared to $0.09 in the prior-year period

In our Laboratory segment, revenues from drugs-of-abuse testing in the quarter increased 9.8%, to $10.4 million, from $9.5 million in the prior-year period.  The increase is a result of more stable testing volumes from our existing workplace clients and an increase in revenues from new clients. Our clinical laboratory diversification efforts initiated in 2008 continues to gain momentum with clinical laboratory revenues increasing 28.1% to $7.9 million, compared to $6.2 million for the prior-year period.  Clinical Trial Services revenues increased 17.8% to $2.4 million for the quarter, compared to $2.0 million for the prior-year period.

In the Diagnostic segment, revenues were up 11.2% for the quarter. The increase is attributable to strong sales in the workplace drugs-of-abuse market with our PROFILE®-II A and PROFILE®-III A products, and increased sales of PROFILE®-V sold into the hospital market with our MEDTOXScan® Reader.

Revenue increases in Drug Testing, Clinical Laboratory and Diagnostic Product Sales validate our strategy of adding to our sales group, expanding clinical laboratory capabilities, and continued pursuit of market share gains in the drugs-of-abuse testing market.

Gross profit for the three-month period ended September 30, 2010, increased to a quarterly record of $10.8 million, up $2.1 million or 24.5% from the prior period.  Gross margins improved in both the Laboratory Services and Diagnostic Products segments with overall gross margin increasing 290 basis points to 41.9%, compared to 39.0% in the third quarter of 2009.

The Company recorded operating income of $1.8 million for the three-month period, compared to $1.0 million for the prior-year period. Net income for the quarter increased $390,000 to $1.1 million, or 51.5% compared to the prior year period.  Diluted earnings per share for the quarter were $0.13, compared to $0.09 in the third quarter of 2009.

For the nine-month period ended September 30, 2010, revenues were $72.1 million, compared to $64.3 million for the prior-year period. Operating income was $3.5 million, compared to $2.5 million for the prior-year period. The Company recorded net income of $2.2 million, compared to $1.5 million for the prior-year period. Earnings per diluted share were $0.25, compared to $0.17 for the prior-year period.

Cash on hand at quarter end was $4.8 million and the Company has no long term debt.

MEDTOX will hold a teleconference to discuss 2010 third quarter results today at 9:30 a.m. Central Time (10:30 a.m. Eastern). The Company will discuss these results and other corporate matters. During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.  To access the teleconference, dial (888) 282-4570 ten minutes before the scheduled start time today.  International callers may access the call by dialing (719) 325-2157.  Callers should ask for the MEDTOX quarterly conference call, hosted by Dick Braun, president and CEO of MEDTOX.  A simultaneous webcast of the conference call will be available on the MEDTOX website in the “investors” section under “webcasts” at www.medtox.com.  An audio replay of the conference call will be available through October 20 at (888) 203-1112, passcode # 2259433. International callers may access the replay at 719-457-0820 with the same passcode # 2259433.

MEDTOX Scientific, Inc., headquartered in St. Paul, Minn., is a provider of high quality specialized laboratory testing services and on-site/point-of-collection testing (POCT) devices. The company also supports customers with complete logistics, data and program management services. MEDTOX is a leader in providing esoteric laboratory testing services to hospitals and laboratories nationwide. This includes both central laboratory and bio-analytical testing for pharmaceutical clinical trials. MEDTOX develops and manufactures diagnostic devices for quick and economical on-site/point-of-collection analysis for drugs-of-abuse, therapeutic drugs and biological and agricultural toxins and provides employment drug screening and occupational health testing. For more information see www.medtox.com.

Note: Forward looking statements contained in this press release are made under the Private Securities Reform Act of 1995.  Forward-looking statements, including those relating to new business activity, market share, economic conditions, and momentum in our clinical laboratory business, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements.  Actual results may differ due to a number of factors including a change in the employment pattern of client companies, the ability of MEDTOX to acquire new business and retain existing business, and changes in the competitive environment.  Further discussions of factors that may cause such results to differ are identified in the Company's 2009 Annual Report on Form 10-K and incorporated herein by reference.   You should take such factors into account when making investment decisions and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We undertake no obligation to update any forward-looking statements.

MEDTOX SCIENTIFIC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30, 2010	Sept 30, 2009	Sept 30, 2010	Sept 30, 2009

REVENUES:
Laboratory services:
Drugs-of-abuse testing services	$10,390	$9,465	$29,346	$27,529
Clinical & other laboratory services	7,928	6,188	22,396	16,962
Clinical trial services	2,358	2,001	5,228	5,908
Product sales	5,123	4,607	15,175	13,852
	25,799	22,261	72,145	64,251

COST OF REVENUES:
Cost of services	12,951	11,704	36,535	34,455
Cost of sales	2,036	1,871	6,357	5,801
	14,987	13,575	42,892	40,256

GROSS PROFIT	10,812	8,686	29,253	23,995

OPERATING EXPENSES:
Selling, general and administrative	8,394	7,084	24,058	19,826
Research and development	576	555	1,698	1,714
	8,970	7,639	25,756	21,540

INCOME FROM OPERATIONS	1,842	1,047	3,497	2,455

OTHER INCOME (EXPENSE):
Interest expense	(1)	(4)	(2)	(15)
Other income (expense)	(33)	151	28	(95)
	(34)	147	26	(110)

INCOME BEFORE INCOME TAX EXPENSE	1,808	1,194	3,523	2,345

INCOME TAX EXPENSE	(660)	(436)	(1,286)	(856)

NET INCOME	$1,148	$758	$2,237	$1,489

BASIC EARNINGS PER COMMON SHARE	$0.13	$0.09	$0.26	$0.17

DILUTED EARNINGS PER COMMON SHARE	$0.13	$0.09	$0.25	$0.17

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	8,718,772	8,547,213	8,686,962	8,529,608
Diluted	8,963,969	8,834,675	8,922,443	8,778,555

MEDTOX SCIENTIFIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$4,819	$4,165
Accounts receivable, net	22,966	16,173
Inventories	3,760	3,593
Other current assets	3,376	5,032
Total current assets	34,921	28,963

Building, equipment and improvements, net	28,635	29,509

Other assets	17,151	17,645
Total assets	$80,707	$76,117

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$10,702	$9,115

Other long-term obligations	5,834	5,570

Stockholders’ equity	64,171	61,432
Total liabilities and stockholders’ equity	$80,707	$76,117